Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8) 333-127435 pertaining to the Staktek Holdings, Inc. 2003 Stock Option Plan;

2.	Registration Statement (Form S-8) 333-125853 pertaining to the Staktek Holdings, Inc. 2005 Employee Stock Purchase Plan;

3.	Registration Statement (Form S-8) 333-133494 pertaining to the Staktek Holdings, Inc. 2006 Equity-Based Compensation Plan;

of our report dated March 5, 2007, with respect to the consolidated financial statements of Staktek Holdings, Inc. included in this Annual Report (Form 10-K) of Staktek Holdings, Inc.

/s/ Ernst & Young LLP

Austin, TX

March 5, 2007